Exhibit 10.5

Retention Compensation Agreement

This Retention Compensation Agreement (the “Agreement”) is made and entered into as of August 27, 2024 by and between Sergio Traversa (“Employee”) and Relmada Therapeutics, Inc. (“Company”).

WHEREAS, the Company recognizes the value of the Employee’s contributions and wishes to incentivize the Employee to remain with the Company;

WHEREAS, the Employee acknowledges the importance of their role within the Company and agrees to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1. Retention Compensation

The Company agrees to pay the Employee retention compensation totaling $4,200,000 USD, subject to the terms and conditions outlined in this Agreement (the “Retention Compensation”).

2. Payment Schedule

Twenty-five percent (25%) of the Retention Compensation will be paid in a lump sum for year 1, and then the remaining 75% will be paid in equal quarterly installments over a period of three (3) years, provided that the Employee remains continuously employed by the Company and continues to provide services to the Company throughout the entire period. The payment schedule is as follows:

●	Year 1: Payment date: 9/1/2024

●	Year 2: Quarter 1 Payment Date 3/31/2025, Quarter 2 Payment Date 6/30/2025, Quarter 3 Payment Date 9/30/2025, Quarter 4 Payment Date 12/31/2025.

●	Year 3: Quarter 1 Payment Date 3/31/2026, Quarter 2 Payment Date 6/30/2026, Quarter 3 Payment Date 9/30/2026, Quarter 4 Payment Date 12/31/2026.

●	Year 4: Quarter 1 Payment Date 3/31/2027, Quarter 2 Payment Date 6/30/2027, Quarter 3 Payment Date 9/30/2027, Quarter 4 Payment Date 12/31/2027.

3. Conditions for Payment

Payment of each quarterly installment of the Retention Compensation is contingent upon the following conditions:

●	Continuous Employment: The Employee must be continuously employed by the Company through the relevant payment date.

●	Provision of Services: The Employee must be actively providing services to the Company and performing their duties satisfactorily, as determined by the Company, through the relevant payment date.

4. Forfeiture of Retention Compensation

If the Employee voluntarily terminates their employment with the Company or is terminated for cause before any of the payment dates listed in Section 2, the Employee will forfeit any unpaid portion of the Retention Compensation.

5. No Guarantee of Continued Employment

Nothing in this Agreement shall be construed as a guarantee of continued employment for any specific period. The Employee’s employment with the Company remains “at-will,” and either party may terminate the employment relationship at any time, with or without cause or notice.

6. Change In Control

On the date of a Change in Control (as defined in the 2014 Stock Option and Equity Incentive Plan, as amended), you shall be entitled to the following:

This retention bonus shall become immediately vested and payment will be due on the date of such change in control.

7. Miscellaneous

a. Entire Agreement

This Agreement constitutes the entire understanding between the parties regarding the Retention Compensation and supersedes any prior discussions, agreements, or understandings of any kind.

b. Amendments

This Agreement may only be amended in writing and signed by both the Employee and an authorized representative of the Company.

c. Severability

If any provision of this Agreement is found to be invalid or unenforceable, the remaining provisions shall remain in full force and effect.

d. Assignment

This Agreement is personal to the Employee and may not be assigned by the Employee. The Company may assign its rights and obligations under this Agreement to any successor entity.

IN WITNESS WHEREOF, the parties have executed this Retention Compensation Agreement as of the date first above written.

Relmada Therapeutics, Inc.

By:	/s/ Chuck Ence
Name:	Chuck Ence
Title:	Chief Compliance Officer

Date:	8/27/2024

Sergio Traversa

By:	/s/ Sergio Traversa

Date:	August 27, 2024